UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2005

MICROSTRATEGY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24435	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

First Quarter Financial Results

On April 28, 2005, MicroStrategy Incorporated (the “Company”) issued a press release announcing the Company’s financial results for the quarter ended March 31, 2005. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

Share Repurchase Program

On July 27, 2004, the Company filed a Current Report on Form 8-K reporting that its Board of Directors had authorized the repurchase of up to an aggregate of $35 million of the Company’s class A common stock (the “Share Repurchase Program”). On April 26, 2005, the Board of Directors modified the Share Repurchase Program to increase, from $35 million to $130 million, the aggregate amount of class A common stock that the Company is authorized to repurchase. To date, the Company has repurchased shares with an aggregate cost of approximately $2.3 million pursuant to the Share Repurchase Program.

The information contained under Item 2.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit	Document

99.1	Press release, dated April 28, 2005, regarding the Company’s financial results for the quarter ended March 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2005	MicroStrategy Incorporated
(Registrant)

	By:	/s/ MICHAEL J. SAYLOR
	Name:	Michael J. Saylor
	Title:	Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated April 28, 2005, regarding the Company’s financial results for the quarter ended March 31, 2005.